SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street
Ocala, Florida	34474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On February 15, 2024, CohnReznick LLP (“CohnReznick”), Nobility Homes, Inc.’s (the “Company”) independent registered public accounting firm, notified the Company’s Audit Committee of the Board of Directors that it was resigning, effective immediately. CohnReznick has served as the Company’s independent registered public accounting firm since May 2023 when it acquired certain assets and people of Daszkal Bolton, LLP. Daszkal Bolton, LLP was the Company’s independent registered public accounting firm since August 2018 through May 2023. Since the date of CohnReznick’s appointment in May 2023 through the date of this Current Report on Form 8-K, there were:

(1) No disagreements between the Company and CohnReznick on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CohnReznick, would have caused CohnReznick to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, except that the Company and CohnReznick disagreed as to the scope and nature of audit evidence required to substantiate the capitalization of material, labor and overhead costs in the Company’s finished goods inventory, which disagreement was the subject of a discussion between the Company’s Audit Committee and CohnReznick. The Company has authorized CohnReznick to respond fully to the inquiries of successor auditor Hancock Askew & CO, LLP concerning the subject matter of this disagreement.

(2) No reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that CohnReznick advised the Company of a material weakness in internal controls over the accuracy of the capitalization of costs in finished goods inventory caused by the lack of adequate manufacturing accounting system to handle the type of multi-component finished goods inventory of the Company.

The Company has provided CohnReznick a copy of the disclosures in this Form 8-K and has requested that CohnReznick furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not CohnReznick agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by CohnReznick in response to that request is filed as Exhibit 16.1 to this report.

(b) On February 15, 2024, the Audit Committee of the Board of Directors of the Company engaged the independent accounting firm Hancock Askew & CO, LLP to serve as its independent certified public accounting firm effective immediately. During the two most recent fiscal years and through the date of this Current Report on Form 8-K, neither the Company nor anyone on its behalf consulted with Hancock Askew & CO, LLP regarding any of the following:

1.	The application of accounting principles to a specific transaction, either completed or proposed;

2.

The type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Hancock Askew & CO, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

3.	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K; or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 16.1 Letter from CohnReznick LLP to the Securities and Exchange Commission.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

February 16, 2024	By:	/s/ Lynn J. Cramer, Jr.
Lynn J. Cramer, Jr., Treasurer
and Principal Accounting Officer